SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 17, 2007
Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Phillips Boulevard Ewing, New Jersey	08618

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 671-0980
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On May 17, 2007, Universal Display Corporation entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company LLC. The Underwriting Agreement relates to the issuance and sale by Universal Display Corporation of 2,800,000 shares (the “Shares”) of common stock, par value $0.01 per share. The price per Share to Needham & Company LLC is $13.63 per Share, and the Needham & Company LLC will initially offer the Shares to the public at $14.50 per Share. The offering of the Shares was made under Universal Display Corporation’s shelf registration statement on Form S-3 (Registration No 333-112077) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, dated February 5, 2004. The Shares are expected to be delivered to the Underwriters on May 22, 2007. The Underwriting Agreement contains customary representations, warranties and covenants by Universal Display Corporation, conditions to closing and indemnification provisions. This summary of the Underwriting Agreement is qualified in its entirely by reference to the Underwriting Agreement filed herewith as Exhibit 1.1 and incorporated into this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure
     On May 17, 2007, Universal Display Corporation announced the pricing of the underwritten public offering of the Shares pursuant to the Registration Statement. A copy of the press release making the announcement is filed herewith as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
1.1	Underwriting Agreement, dated May 17, 2007, between Universal Display Corporation and Needham & Company, LLC., as representative of the underwriters identified therein.

99.1	Press Release dated May 17, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION
By:	/s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: May 18, 2007